EXHIBIT 99.1

Varonis Announces First Quarter 2025 Financial Results

Annual recurring revenues grew 19% year-over-year
SaaS ARR as a percentage of total ARR was approximately 61%
Year-to-date cash from operations generated $68.0 million vs. $56.7 million last year
Year-to-date free cash flow generated $65.3 million vs. $56.4 million last year

MIAMI, May 06, 2025 (GLOBE NEWSWIRE) -- Varonis Systems, Inc. (Nasdaq: VRNS), the leader in data security, today announced financial results for the first quarter ended March 31, 2025.

Yaki Faitelson, Varonis CEO, said, "Our first quarter results reflect the momentum of our SaaS platform as well as the many tailwinds that are contributing to the growth in our business, including MDDR and Generative AI. Our solution has never been more relevant, and we look forward to completing our SaaS transition this year which will unlock many more benefits for our customers and our company as we execute on our significant market opportunity.”

Guy Melamed, Varonis CFO & COO, added, “The strong adoption of our SaaS platform from both new and existing customers resulted in 61% of total company ARR coming from SaaS at the end of the first quarter. This performance was highlighted by an acceleration in ARR growth, leverage in our model and healthy cash flow generation. Despite the uncertain macro environment, these results and the underlying drivers of our business give us confidence to raise our full-year ARR guidance.”

Financial Summary for the First Quarter Ended March 31, 2025

  Total revenues were $136.4 million, compared with $114.0 million in the first quarter of 2024.
  SaaS revenues were $88.6 million, compared with $34.0 million in the first quarter of 2024.
  Term license subscription revenues were $31.5 million, compared with $56.0 million in the first quarter of 2024, with the vast majority of the decline driven by customers converting to our SaaS platform.
  Maintenance and services revenues were $16.4 million, compared with $24.1 million in the first quarter of 2024, with the vast majority of the decline driven by customers converting to our SaaS platform.
  GAAP operating loss was ($43.8) million, compared to GAAP operating loss of ($47.6) million in the first quarter of 2024.
  Non-GAAP operating loss was ($6.5) million, compared to non-GAAP operating loss of ($10.6) million in the first quarter of 2024.

The tables at the end of this press release include a reconciliation of GAAP operating income (loss) to non-GAAP operating income (loss) and GAAP net income (loss) to non-GAAP net income (loss) for the three months ended March 31, 2025 and 2024. An explanation of these measures is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Key Performance Indicators and Recent Business Highlights

  Annual recurring revenues, or ARR, was $664.3 million as of the end of the first quarter, up 19% year-over-year.
  As of March 31, 2025, the Company had $1.2 billion in cash and cash equivalents, short-term deposits and short-term and long-term marketable securities.
  During the three months ended March 31, 2025, the Company generated $68.0 million of cash from operations, compared to $56.7 million generated in the prior year period.
  During the three months ended March 31, 2025, the Company generated $65.3 million of free cash flow, compared to $56.4 million generated in the prior year period.
  Repurchased 1.5 million shares at an average purchase price of $41.49 for a total of $61.3 million.
  Acquired Cyral, expanding the Varonis Data Security Platform to include next-generation Database Activity Monitoring.
  Launched Varonis for Agentforce, giving IT and security teams critical visibility into the agentic AI layer of the Salesforce platform and enabling safe AI rollouts.
  Named a Leader and Customer Favorite in Data Security Platforms by Forrester.
  Opened new data centers in India to support expanding customer base, minimize cloud data risk and help customers comply with local regulatory frameworks.

An explanation of ARR is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators." In addition, the tables at the end of this press release include a reconciliation of net cash provided by operating activities to non-GAAP free cash flow. An explanation of this measure is also included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Financial Outlook

For the second quarter of 2025, the Company expects:

  Revenues of $145.0 million to $150.0 million, or year-over-year growth of 11% to 15%.
  Non-GAAP operating loss of ($5.0) million to ($2.0) million.
  Non-GAAP net income per diluted share in the range of $0.00 to $0.01, based on 135.2 million diluted shares outstanding.

For full year 2025, the Company now expects:

  ARR of $742.0 million to $750.0 million, or year-over-year growth of 16% to 17%.
  Free cash flow of $120.0 million to $125.0 million.
  Revenues of $610.0 million to $625.0 million, or year-over-year growth of 11% to 13%.
  Non-GAAP operating income of $0.5 million to $10.5 million.
  Non-GAAP net income per diluted share in the range of $0.14 to $0.17, based on 135.8 million diluted shares outstanding.

Actual results may differ materially from the Company’s Financial Outlook as a result of, among other things, the factors described below under “Forward-Looking Statements”.

Conference Call and Webcast
Varonis will host a conference call today, Tuesday, May 6, 2025, at 4:30 p.m. Eastern Time, to discuss the Company's first quarter 2025 financial results. To access this call, dial 877-425-9470 (domestic) or 201-389-0878 (international). The passcode is 13752980. A replay of this conference call will be available through May 13, 2025 at 844-512-2921 (domestic) or 412-317-6671 (international). The replay passcode is 13752980. A live webcast of this conference call will be available on the "Investors" page of the Company's website (www.varonis.com), and a replay will be archived on the website as well.

Non-GAAP Financial Measures and Key Performance Indicators
Varonis believes that the use of non-GAAP operating income (loss) and non-GAAP net income (loss) is helpful to our investors. These measures, which the Company refers to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

Non-GAAP operating income (loss) is calculated as operating income (loss) excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation, and (iii) amortization of acquired intangible assets and acquisition-related expenses.

Non-GAAP net income (loss) is calculated as net income (loss) excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation, (iii) amortization of acquired intangible assets and acquisition-related expenses, (iv) foreign exchange gains (losses) which include exchange rate differences on lease contracts as a result of the implementation of ASC 842, (v) amortization of debt issuance costs and (vi) acquisition-related taxes.

The Company believes that the exclusion of these expenses provides a more meaningful comparison of our operational performance from period to period and offers investors and management greater visibility to the underlying performance of our business. Specifically:

  Stock-based compensation expenses utilize varying available valuation methodologies, subjective assumptions and a variety of equity instruments that can impact a company's non-cash expenses;
  Payroll taxes are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, factors which may vary from period to period;
  Acquired intangible assets are valued at the time of acquisition and are amortized over an estimated useful life after the acquisition, and acquisition-related expenses are unrelated to current operations and neither are comparable to the prior period nor predictive of future results;
  The Company incurs foreign exchange gains or losses from the revaluation of its significant operating lease liabilities in foreign currencies as well as other assets and liabilities denominated in non-U.S. dollars, which may vary from period to period;
  Amortization of debt issuance costs, which relate to the Company’s convertible senior notes issued in 2020 and 2024, are a non-cash item; and
  Acquisition-related taxes are unrelated to current operations and neither are comparable to the prior period nor predictive of future results.

Free cash flow is calculated as net cash provided by or used in operating activities less purchases of property and equipment and capitalized internal-use software. We believe that free cash flow is a useful indicator of liquidity that provides information to management and investors about the amount of cash provided by or used in our operations that, after the investments in property and equipment and capitalized internal-use software, can be used for strategic initiatives.

Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial measures do not represent our financial performance under U.S. GAAP and should not be considered as alternatives to operating income (loss) or net income (loss) or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense and payroll tax expense related to stock-based compensation have been, and will continue to be for the foreseeable future, significant recurring expenses in our business and an important part of the compensation provided to our employees. Also, the amortization of intangible assets are expected recurring expenses over the estimated useful life of the underlying intangible asset and acquisition-related expenses will be incurred to the extent acquisitions are made in the future and acquisition-related taxes may be incurred to the extent acquisitions are made in the future. Additionally, foreign exchange rates may fluctuate from one period to another, and the Company does not estimate movements in foreign currencies. Finally, the amortization of debt issuance costs are expected recurring expenses until the maturity of the senior notes in 2029.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Varonis urges investors to review the reconciliation of our historical non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measures to evaluate our business.

A reconciliation for non-GAAP operating income (loss), non-GAAP net income (loss) and free cash flow referred to in our “Financial Outlook” is not provided because we do not guide on their most directly comparable GAAP financial measures. As these are forward-looking statements, such reconciliation is not available without unreasonable effort due to the high variability, complexity, uncertainty and difficulty of estimating certain items such as stock-based compensation and currency fluctuations, which have an impact on our consolidated results. The actual amounts of such reconciling items will have a significant impact on the Company’s most directly comparable GAAP financial measures. The Company believes the information provided is useful to investors because it can be considered in the context of the Company’s historical disclosures of this measure.

ARR is a key performance indicator defined as the annualized value of active SaaS contracts, term-based subscription license contracts, and maintenance contracts in effect at the end of that period. SaaS contracts, term-based subscription license contracts, and maintenance contracts are annualized by dividing the total contract value by the number of days in the term and multiplying the result by 365. The annualized value of contracts is a legal and contractual determination made by assessing the contractual terms with our customers. The annualized value of these contracts is not determined by reference to historical revenues, deferred revenues or any other GAAP financial measure over any period. ARR is not a forecast of future revenues, which can be impacted by contract start and end dates and renewal rates.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company's growth rate and its expectations regarding future revenues, operating income or loss or earnings or loss per share. These statements are not guarantees of future performance but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the impact of potential information technology, cybersecurity or data security breaches; risks associated with anticipated growth in Varonis’ addressable market; general economic and industry conditions, such as foreign currency exchange rate fluctuations and expenditure trends for data and cybersecurity solutions; Varonis’ ability to predict the timing and rate of subscription renewals and their impact on the Company’s future revenues and operating results; risks associated with international operations; the impact of  global conflicts on the budgets of our clients and on economic conditions generally; competitive factors, including increased sales cycle time, changes in the competitive environment, pricing changes and increased competition; the risk that Varonis may not be able to attract or retain employees, including sales personnel and engineers; Varonis’ ability to build and expand its direct sales efforts and reseller distribution channels; risks associated with the closing of large transactions, including Varonis’ ability to close large transactions consistently on a quarterly basis; new product introductions and Varonis’ ability to develop and deliver innovative products; Varonis’ ability to provide high-quality service and support offerings; the expansion of cloud-delivered services; and risks associated with our convertible notes and capped-call transactions. These and other important risk factors are described more fully in Varonis’ reports and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof, and Varonis undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law.

About Varonis

Varonis (Nasdaq: VRNS) is the leader in data security, fighting a different battle than conventional cybersecurity companies. Our cloud-native Data Security Platform continuously discovers and classifies critical data, removes exposures, and detects advanced threats with AI-powered automation.

Thousands of organizations worldwide trust Varonis to defend their data wherever it lives — across SaaS, IaaS, and hybrid cloud environments. Customers use Varonis to automate a wide range of security outcomes, including data security posture management (DSPM), data classification, data access governance (DAG), data detection and response (DDR), data loss prevention (DLP), AI security, and insider risk management.

Varonis protects data first, not last. Learn more at www.varonis.com.

Investor Relations Contact:
Tim Perz
Varonis Systems, Inc.
646-640-2112
investors@varonis.com

News Media Contact:
Rachel Hunt
Varonis Systems, Inc.
877-292-8767 (ext. 1598)
pr@varonis.com

Varonis Systems, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except for share and per share data)
	Three Months Ended March 31,
	2025	2024
	Unaudited
Revenues:
SaaS	$88,560	$33,985
Term license subscriptions	31,488	55,980
Maintenance and services	16,375	24,057
Total revenues	136,423	114,022

Cost of revenues	29,018	21,349

Gross profit	107,405	92,673

Operating expenses:
Research and development	54,210	47,827
Sales and marketing	72,763	71,227
General and administrative	24,198	21,252
Total operating expenses	151,171	140,306

Operating loss	(43,766)	(47,633)
Financial income, net	11,951	8,545

Loss before income taxes	(31,815)	(39,088)
Income taxes	(3,968)	(1,402)

Net loss	$(35,783)	$(40,490)

Net loss per share of common stock, basic and diluted	$(0.32)	$(0.37)

Weighted average number of shares used in computing net loss per share of common stock, basic and diluted	112,651,178	109,990,177

Stock-based compensation expense for the three months ended March 31, 2025 and 2024 is included in the Condensed Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended March 31,
	2025	2024
	Unaudited
Cost of revenues	$1,504	$1,362
Research and development	10,576	11,759
Sales and marketing	10,476	10,470
General and administrative	9,699	8,502
	$32,255	$32,093

Payroll tax expense related to stock-based compensation for the three months ended March 31, 2025 and 2024 is included in the Condensed Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended March 31,
	2025	2024
	Unaudited
Cost of revenues	$490	$607
Research and development	237	313
Sales and marketing	1,917	2,854
General and administrative	423	813
	$3,067	$4,587

Amortization of acquired intangibles and acquisition-related expenses for the three months ended March 31, 2025 and 2024 is included in the Condensed Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended March 31,
	2025	2024
	Unaudited
Cost of revenues	$26	$381
Research and development	1,357	—
Sales and marketing	—	—
General and administrative	603	—
	$1,986	$381

Varonis Systems, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
	March 31, 2025	December 31, 2024
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$153,107	$185,585
Marketable securities	414,524	343,383
Short-term deposits	41,588	39,450
Trade receivables, net	123,579	192,832
Prepaid expenses and other short-term assets	85,292	116,824
Total current assets	818,090	878,074
Long-term assets:
Long-term marketable securities	591,702	658,896
Operating lease right-of-use assets	43,535	45,593
Property and equipment, net	31,078	30,795
Intangible assets, net	6,014	—
Goodwill	39,750	23,135
Other assets	46,925	27,782
Total long-term assets	759,004	786,201
Total assets	$1,577,094	$1,664,275

Liabilities and stockholders’ equity
Current liabilities:
Trade payables	$6,274	$4,313
Accrued expenses and other short-term liabilities	156,780	164,930
Convertible senior notes, net	250,912	250,529
Deferred revenues	296,142	290,113
Total current liabilities	710,108	709,885
Long-term liabilities:
Convertible senior notes, net	450,746	450,243
Operating lease liabilities	40,559	42,789
Deferred revenues	126	2,211
Other liabilities	7,812	3,491
Total long-term liabilities	499,243	498,734

Stockholders’ equity:
Share capital
Common stock	113	113
Accumulated other comprehensive income (loss)	(1,162)	2,676
Additional paid-in capital	1,144,730	1,193,022
Accumulated deficit	(775,938)	(740,155)
Total stockholders’ equity	367,743	455,656
Total liabilities and stockholders’ equity	$1,577,094	$1,664,275

Varonis Systems, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
	Three Months Ended March 31,
	2025	2024
	Unaudited
Cash flows from operating activities:
Net loss	$(35,783)	$(40,490)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,419	2,909
Stock-based compensation	32,255	32,093
Amortization of deferred commissions	11,353	11,181
Non-cash operating lease costs	2,476	2,394
Amortization of debt issuance costs	887	383
Amortization of premium and accretion of discount on marketable securities, net	99	(3,743)

Changes in assets and liabilities:
Trade receivables	65,129	68,675
Prepaid expenses and other short-term assets	11,077	4,951
Deferred commissions	(13,603)	(10,608)
Other long-term assets	12	(136)
Trade payables	1,961	2,227
Accrued expenses and other short-term liabilities	(16,728)	(16,840)
Deferred revenues	5,988	3,554
Other long-term liabilities	458	173
Net cash provided by operating activities	68,000	56,723

Cash flows from investing activities:
Proceeds from maturities of marketable securities	56,000	15,100
Investment in marketable securities	(57,654)	(131,482)
Proceeds from short-term and long-term deposits	34,174	6,299
Investment in short-term and long-term deposits	(36,289)	(1,586)
Acquisition, net of cash acquired	(18,584)	—
Purchases of property and equipment	(2,339)	(297)
Capitalized internal-use software	(325)	—
Net cash used in investing activities	(25,017)	(111,966)

Cash flows from financing activities:
Proceeds from employee stock plans	7,163	6,414
Taxes paid related to net share settlement of equity awards	(21,360)	(34,860)
Repurchase of common stock	(61,264)	—
Net cash used in financing activities	(75,461)	(28,446)
Decrease in cash and cash equivalents	(32,478)	(83,689)
Cash and cash equivalents at beginning of period	185,585	230,740
Cash and cash equivalents at end of period	$153,107	$147,051

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in thousands, except share and per share data)
	Three Months Ended March 31,
	2025	2024
	Unaudited
Reconciliation to non-GAAP operating loss:

GAAP operating loss	$(43,766)	$(47,633)

Add back:
Stock-based compensation expense	32,255	32,093
Payroll tax expenses related to stock-based compensation	3,067	4,587
Amortization of acquired intangible assets and acquisition-related expenses	1,986	381
Non-GAAP operating loss	$(6,458)	$(10,572)

Reconciliation to non-GAAP net income (loss):

GAAP net loss	$(35,783)	$(40,490)

Add back:
Stock-based compensation expense	32,255	32,093
Payroll tax expenses related to stock-based compensation	3,067	4,587
Amortization of acquired intangible assets and acquisition-related expenses	1,986	381
Foreign exchange rate differences, net	(2,135)	(681)
Amortization of debt issuance costs	887	383
Acquisition-related taxes	391	—
Non-GAAP net income (loss)	$668	$(3,727)

GAAP weighted average number of shares used in computing net loss per share of common stock - basic and diluted	112,651,178	109,990,177
Non-GAAP weighted average number of shares used in computing net income (loss) per share of common stock - basic	112,651,178	109,990,177
Non-GAAP weighted average number of shares used in computing net income (loss) per share of common stock - diluted	136,738,899	109,990,177

GAAP net loss per share of common stock - basic and diluted	$(0.32)	$(0.37)
Non-GAAP net income (loss) per share of common stock - basic	$0.01	$(0.03)
Non-GAAP net income (loss) per share of common stock - diluted	$—	$(0.03)

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in thousands)

	Three Months Ended March 31,
	2025	2024
	Unaudited
Reconciliation to non-GAAP free cash flow:
Net cash provided by operating activities	$68,000	$56,723
Purchases of property and equipment	(2,339)	(297)
Capitalized internal-use software	(325)	—
Free cash flow	$65,336	$56,426